EXHIBIT 99.1

Upexi Reports Fiscal Third Quarter 2026 Financial Results

Solana Tokens Held Increased During the Quarter by ~189,000 or 9% (35% Annualized)

Digital Asset Revenue Totaled $3.5 Million for the Quarter

Conference Call Scheduled for Today, May 12, 2026, at 5:30 p.m. Eastern Time

TAMPA, Fla., May 12, 2026— Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced its financial results for the fiscal third quarter ended March 31, 2026.

“This quarter’s results reflect diligently executing against our digital asset treasury strategy of accumulating SOL on an accretive per-share basis and maintaining a flexible capital structure that positions us to pursue opportunities as they emerge,” said Allan Marshall, Chief Executive Officer of Upexi. “During the quarter, we grew the number of SOL held in our treasury by 9%, increased the number of tokens generated from staking, and repurchased approximately 2.5 million Upexi shares in the open market, all of which increased our Solana per share. Solana's best-in-class performance, costs, and institutional adoption gives us conviction that we are building long-term shareholder value around the network that we believe will revolutionize global finance.”

Financial Highlights for the Quarter Ended March 31, 2026

•	Total revenue for the quarter was approximately $4.6 million, compared to $3.2 million for the same quarter ended March 31, 2025.
•	Gross profit totaled $4.4 million, up 179% year-over-year, due to the addition of the digital asset treasury business.
•	Net loss totaled $109.3 million, or $1.67 per share, compared to a net loss of $3.8 million, or $2.87 per share, for the quarter ended March 31, 2025. This net loss was largely driven by $92.3 million of unrealized losses on digital assets, reflecting non-cash quarter-end fair value adjustments.
•	Cash and cash equivalents increased to $3.5 million as of March 31, 2026.
•	Reduced short term debt by approximately $7.6 million, including approximately $5.4 million in short term treasury debt.

Operational and Other Highlights During and Subsequent to the Quarter

•	In the nine months ended March 31, 2026, the Company repurchased and retired 2,894,287 shares of Upexi common stock under the current repurchase program.
•	Completed $36 million private placement convertible note in exchange for 265,500 locked Solana tokens.
•	Completed $7.4 million registered direct offering.
•	Reduced ongoing operational costs, including the reduction of the employee count to 10 employees, the elimination of a warehouse lease and the elimination of several other general and administrative costs.
•	Management estimates that by July 1, 2026, the ongoing cash expenses for operations and interest will be less than the treasury’s staking revenue at the current price of Solana.

The Company’s Quarterly Report on Form 10-Q for this period is available on the SEC’s website and on Upexi’s IR website.

Conference Call Information

Event:	Fiscal Third Quarter 2026 Earnings Call
Date:	Tuesday, May 12, 2026
Time:	5:30 p.m. ET
Live Call:	1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)
Webcast	https://ir.upexi.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until May 26, 2026, and can be accessed by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International) and entering replay pin number: 13760532.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

UPEXI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	June 30,
	2026	2025

ASSETS
Current assets
Cash	$3,482,847	$2,975,150
Accounts receivable, net	496,393	157,515
Inventory, net	215,237	1,152,870
Due from VitaMedica transition	336,239	228,017
Prepaid expenses and other receivables	990,957	350,836
Current digital assets at fair value	114,942,784	49,913,655
Purchase price receivable - VitaMedica	1,340,000	2,000,000
Total current assets	121,804,457	56,778,043

Property and equipment, net	241,215	2,052,573
Intangible assets, net	855,543	163,113
Goodwill	673,854	848,854
Deferred tax asset	5,948,858	5,948,858
Digital assets at fair value, net of current	69,960,104	56,083,525
Other assets	178,589	192,123
Right-of-use asset, net	711,063	1,739,755
Total noncurrent assets	78,569,226	67,028,801

Total assets	$200,373,683	$123,806,844

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$288,722	$1,039,370
Accrued compensation	4,506,613	3,470,296
Deferred revenue	2,324	13,155
Accrued liabilities	2,166,822	356,064
Accrued interest	2,268,473	792,449
Acquisition payable	260,652	260,652
Current portion of promissory notes	-	560,000
Short-term treasury debt	57,295,723	20,000,000
Current portion of Cygnet subsidiary notes payable	3,694,721	5,380,910
Current portion of operating lease payable	339,669	691,010
Total current liabilities	70,823,719	32,563,906

Operating lease payable, net of current portion	437,077	1,145,440
Convertible notes payable	181,031,073	-

Total long-term liabilities	181,468,150	1,145,440

Stockholders' equity
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, and 150,000 shares issued and outstanding	2	2
Common stock, $0.00001 par value, 1,000,000,000 shares authorized, 66,895,799 and 38,270,571 shares issued, as of March 31, 2026 and June 30, 2025, respectively	669	383
Additional paid in capital	230,145,603	150,640,935
Accumulated deficit	(282,064,460)	(60,543,822)
Total stockholders' equity	(51,918,186)	90,097,498

Total liabilities and stockholders' equity	$200,373,683	$123,806,844

UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Revenue
Revenue	$1,050,667	$3,160,480	$7,115,322	$11,522,487
Digital asset revenue	3,506,432	-	14,733,562	-
Total revenue	4,557,099	3,160,480	21,848,884	11,522,487

Cost of revenue	206,365	1,601,374	2,503,991	4,059,207

Gross profit	4,350,734	1,559,106	19,344,893	7,463,280

Operating expenses
Sales and marketing	553,300	1,039,299	2,536,696	3,030,687
Distribution costs	588,652	990,049	2,400,449	3,722,196
General and administrative	4,931,678	2,642,654	19,711,672	5,558,934
Unrealized loss on digital assets	92,307,488	5,268	178,806,383	5,268
Realized loss on digital asset revenue conversion to USD	1,887,472	-	2,229,071	-
Realized loss on sale of digital assets	6,773,418	-	6,773,418	-
Stock-based compensation	3,987,514	521,353	18,044,585	695,229
Amortization of acquired intangible assets	19,190	19,191	57,570	57,571
Impairment on assets from manufacturing shut down	-	-	1,422,289	-
Depreciation	88,289	198,519	358,579	658,986
Lease Impairment (gain on settlement)	-	(269,994)	-	(269,994)
	111,137,001	5,146,339	232,340,712	13,458,877

Loss from operations	(106,786,267)	(3,587,233)	(212,995,819)	(5,995,597)

Other expense, net
Interest expense, net	(3,683,334)	(245,103)	(9,987,426)	(763,626)
Other income, net	1,125,771	676	1,462,607	676
Other expense, net	(2,557,563)	(244,427)	(8,524,819)	(762,950)

Loss on operations before income tax	(109,343,830)	(3,831,660)	(221,520,638)	(6,758,547)

Income tax benefit (expense)	-	-	-	-

Net loss	$(109,343,830)	$(3,831,660)	$(221,520,638)	$(6,758,547)

Basic loss per share:
Loss per share	$(1.67)	$(2.87)	$(3.66)	$(5.92)

Diluted loss per share:
Loss per share	$(1.67)	$(2.87)	$(3.66)	$(5.92)

Basic weighted average shares outstanding	65,506,837	1,336,373	60,522,907	1,140,995
Fully diluted weighted average shares outstanding	65,506,837	1,336,373	60,522,907	1,140,995